Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Richard Glenn Vincent, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Sorrento Therapeutics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 12, 2013

By:	/s/ Richard Glenn Vincent
Richard Glenn Vincent
Chief Financial Officer
(Principal Financial and Accounting Officer)